Exhibit 1

AGREEMENT REGARDING JOINT FILING OF SCHEDULE 13G

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of securities of the Issuer.

Date: November 27, 2019

OSAGE UNIVERSITY PARTNERS III, LP

By:	OSAGE UNIVERSITY GP III, LLC
Its General Partner

	By:	/s/ Robert S. Adelson
Robert S. Adelson, Managing Member

OSAGE UNIVERSITY GP III, LLC

By:	/s/ Robert S. Adelson
Robert S. Adelson, Managing Member

/s/ William T. Harrington
William T. Harrington

/s/ Marc A. Singer
Marc A. Singer

/s/ Robert S. Adelson
Robert S. Adelson